EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                              FOR THE THREE MONTHS                        FOR THE SIX MONTHS
                                                 ENDED JUNE 30                               ENDED JUNE 30
                                             1996              1995                    1996               1995
                                          ---------------------------------------------------------------------
PRIMARY:
Average shares outstanding                 2,830,130         2,835,637                 2,830,130      2,835,653
Net effect of options                          6,386                85                     6,386             85
                                          ---------------------------------------------------------------------
Total                                      2,836,516         2,835,722                 2,836,516      2,835,738
                                          =====================================================================

Net income                                $2,125,000        $2,066,000                $4,246,000     $4,147,000
                                          =====================================================================
Earnings per share                             $0.75             $0.73                     $1.50          $1.46
                                          =====================================================================

FULLY DILUTED:
Average shares outstanding                 2,830,130         2,835,670                 2,830,130      2,835,670
Net effect of options                          6,386                85                     6,526             85
                                          ---------------------------------------------------------------------
Total                                      2,836,516         2,835,755                 2,836,656      2,835,755
                                          =====================================================================

Net income                                $2,125,000        $2,066,000                $4,246,000     $4,147,000
                                          =====================================================================
Earnings per share                             $0.75             $0.73                     $1.50          $1.46
                                          =====================================================================


                                       18